UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, May 2, 2023

UFP Industries Announces First Quarter Results
Net sales of $1.82 billion, diluted EPS of $1.98

GRAND RAPIDS, Mich., Tuesday, May 2, 2023 – UFP Industries, Inc. (Nasdaq: UFPI) today announced first quarter 2023 results including net sales of $1.82 billion, net earnings attributable to controlling interest of $126 million, and earnings per diluted share of $1.98.

“Given the softer economy and general uncertainty in the markets, these results are in line with our expectations and, in some instances, better than we anticipated, thanks to the hard work of our UFP teammates,” said Chairman and CEO Matthew J. Missad. “Our experienced team continues to provide excellent value to our customers while efficiently managing the business with a determination to deliver strong results for our shareholders. Our strong cash flow, excellent balance sheet and prudent capital allocation enable us to take advantage of opportunities that may become available during this cycle. Of course, our operations will continue to make sure we are sized correctly for current demand, while still investing in product and service enhancements and innovations to create value for our customers. Our outlook remains positive, albeit at a lower level than 2021 and 2022.”

First Quarter 2023 Highlights (comparisons on a year-over-year basis):

●	Net sales of $1.82 billion decreased 27 percent due to a 20 percent decrease in prices, an 8 percent decrease in organic unit sales, and a 1 percent increase in sales from acquisitions.
●	New product sales of $167 million decreased 10 percent, largely due to lower lumber prices. New product sales as a percent of total sales rose to 9.1 percent from 7.4 percent in 2022.
●	Adjusted EBITDA of $202 million decreased 31 percent, and adjusted EBITDA margin dropped to 11.1 percent from 11.7 percent in 2022.
●	Diluted EPS of $1.98 represents a 34 percent decrease from last year.

UFP Industries, Inc.

Capital Allocation

UFP Industries maintains a strong balance sheet, with $145.3 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) on April 1, 2023, compared to $409.8 million in net debt at the end of the first quarter of 2022. The company had approximately $1.7 billion of liquidity as of April 1, 2023. The company’s return-focused approach to capital allocation includes the following:

-	A target of $200 million for capital investments in 2023, including value-added growth investments and significant investments in robotics, automation and technology.
-	Repurchases of approximately 451,000 shares of common stock for $35.3 million during the first quarter of 2023 (at an average price of $78.27 per share). The company is authorized to purchase an additional 1.5 million shares through February 3, 2024, and intends to continue to repurchase UFPI shares when the price is advantageous and to offset dilution resulting from long-term, share-based incentive compensation programs.
-	A quarterly dividend payment of $0.25 per share, approved by the board of directors on April 26, 2023, payable on June 15, 2023, to shareholders of record on June 1, 202 3.

The company continues to seek strategic acquisitions that drive long-term growth and margin improvements, enhance its capabilities, and create incremental value for its customers and shareholders.

By business segment, the company reported the following first-quarter 2023 results:

UFP Retail Solutions

$749.6 million in net sales, down 25 percent compared to the first quarter of 2022, due to a 23 percent decline in selling prices (due to the relative decrease in the lumber market) and a 2 percent decline in organic unit sales. Gross profit decreased 30 percent to $94.4 million, primarily due to the impact of products sold with a variable price. Those products benefited from a significant increase in lumber prices during the first quarter of 2022. Based on anticipated lumber prices, the company expects more favorable comparisons for the second quarter of 2023 over 2022.

UFP Packaging (formerly UFP Industrial)

$486.6 million in net sales, down 20 percent compared to the first quarter of 2022, due to an 18 percent decrease in selling prices, a 4 percent decline in organic unit sales, and a 2 percent increase in sales from acquisitions. Gross profit decreased 19 percent to $120.9 million due to normalizing market pricing and a small decline in volume.

UFP Construction

$515.6 million in net sales, down 34 percent compared to the first quarter of 2022, due to an 18 percent decrease in selling prices and a 16 percent decrease in organic unit sales. Gross profit decreased 25 percent to $121.7 million, largely due to normalizing market pricing and a decline in volume among residential and manufactured housing customers in line with market conditions.

UFP Industries, Inc.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at 4:30 p.m. ET on Tuesday, May 2, 2023. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2023/2022

	Quarter Period and Year to Date
(In thousands, except per share data)	2023		2022
NET SALES	$1,822,476	100.0%	$2,489,313	100.0%

COST OF GOODS SOLD	1,464,147	80.3	2,010,950	80.8

GROSS PROFIT	358,329	19.7	478,363	19.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	194,683	10.7	220,150	8.8
OTHER LOSSES (GAINS), NET	1,938	0.1	(812)	—

EARNINGS FROM OPERATIONS	161,708	8.9	259,025	10.4

INTEREST AND OTHER	(2,841)	(0.2)	4,910	0.2

EARNINGS BEFORE INCOME TAXES	164,549	9.0	254,115	10.2

INCOME TAXES	38,971	2.1	60,984	2.4

NET EARNINGS	125,578	6.9	193,131	7.8

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	491	—	(3,428)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$126,069	6.9	$189,703	7.6

EARNINGS PER SHARE - BASIC	$2.01		$3.01

EARNINGS PER SHARE - DILUTED	$1.98		$3.00

COMPREHENSIVE INCOME	$131,830		$196,315

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,760)		(4,377)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$130,070		$191,938

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2023/2022

	Quarter Period and Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$749,577	$486,561	$515,593	$67,512	$3,233	$1,822,476
COST OF GOODS SOLD	655,139	365,663	393,934	47,876	1,535	1,464,147
GROSS PROFIT	94,438	120,898	121,659	19,636	1,698	358,329
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	53,355	66,252	67,338	13,522	(5,784)	194,683
OTHER	27	(86)	73	2,080	(156)	1,938
EARNINGS FROM OPERATIONS	$41,056	$54,732	$54,248	$4,034	$7,638	$161,708

	Quarter Period and Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$993,232	$611,369	$786,471	$95,567	$2,674	$2,489,313
COST OF GOODS SOLD	858,895	461,815	625,059	64,024	1,157	2,010,950
GROSS PROFIT	134,337	149,554	161,412	31,543	1,517	478,363
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	62,668	67,231	82,337	16,625	(8,711)	220,150
OTHER	272	(68)	257	103	(1,376)	(812)
EARNINGS FROM OPERATIONS	$71,397	$82,391	$78,818	$14,815	$11,604	$259,025

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2023/2022

	Quarter Period and Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$31,316	$41,325	$41,404	$4,688	$6,845	$125,578
Interest and other	21	583	(5)	(2,109)	(1,331)	(2,841)
Income taxes	9,719	12,824	12,849	1,455	2,124	38,971
Expenses associated with share-based compensation arrangements	1,615	2,096	2,121	278	3,527	9,637
Net loss (gain) on disposition and impairment of assets	36	(86)	(47)	(10)	(57)	(164)
Depreciation expense	5,618	7,682	4,628	615	7,231	25,774
Amortization of intangibles	1,055	2,246	797	532	379	5,009
Adjusted EBITDA	$49,380	$66,670	$61,747	$5,449	$18,718	$201,964

Adjusted EBITDA as a Percentage of Net Sales	6.6%	13.7%	12.0%	8.1%	579.0%	11.1%

	Quarter Period and Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$54,246	$62,228	$59,903	$10,611	$6,143	$193,131
Interest and other	23	512	—	854	3,521	4,910
Income taxes	17,128	19,651	18,915	3,350	1,940	60,984
Expenses associated with share-based compensation arrangements	1,221	1,408	1,464	224	2,614	6,931
Net loss (gain) on disposition and impairment of assets	305	(65)	(11)	10	(545)	(306)
Depreciation expense	4,436	6,807	3,434	572	6,593	21,842
Amortization of intangibles	883	1,715	864	1,082	128	4,672
Adjusted EBITDA	$78,242	$92,256	$84,569	$16,703	$20,394	$292,164

Adjusted EBITDA as a Percentage of Net Sales	7.9%	15.1%	10.8%	17.5%	762.7%	11.7%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 2023/2022

(In thousands)
ASSETS	2023	2022	LIABILITIES AND EQUITY	2023	2022

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$423,299	$73,783	Cash Overdraft	$—	$61,711
Restricted cash	761	729	Accounts payable	277,989	425,956
Investments	37,534	35,465	Accrued liabilities and other	249,350	372,640
Accounts receivable	809,389	1,095,362	Current portion of debt	3,020	42,895
Inventories	960,338	1,230,351
Other current assets	35,692	36,727

TOTAL CURRENT ASSETS	2,267,013	2,472,417	TOTAL CURRENT LIABILITIES	530,359	903,202

OTHER ASSETS	242,541	155,438	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	275,002	379,015
INTANGIBLE ASSETS, NET	487,080	445,232	OTHER LIABILITIES	178,986	173,577

			TEMPORARY EQUITY	6,801	—

PROPERTY, PLANT AND EQUIPMENT, NET	700,155	600,879	SHAREHOLDERS' EQUITY	2,705,641	2,218,172

TOTAL ASSETS	$3,696,789	$3,673,966	TOTAL LIABILITIES AND EQUITY	$3,696,789	$3,673,966

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2023/2022

(In thousands)	2023	2022
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net earnings	$125,578	$193,131
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	25,774	21,842
Amortization of intangibles	5,009	4,672
Expense associated with share-based and grant compensation arrangements	9,637	6,931
Deferred income taxes (credit)	(242)	101
Unrealized (gain) loss on investment and other	(149)	1,601
Equity in loss of investee	588	515
Net gain on sale and disposition of assets	(164)	(306)
Changes in:
Accounts receivable	(191,064)	(352,928)
Inventories	14,674	(258,019)
Accounts payable and cash overdraft	68,388	143,895
Accrued liabilities and other	(95,105)	(6,466)
NET CASH USED IN OPERATING ACTIVITIES	(37,076)	(245,031)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(38,166)	(32,072)
Proceeds from sale of property, plant and equipment	319	1,207
Acquisitions, net of cash received and purchase of equity method investment	—	(24,571)
Purchases of investments	(11,709)	(6,030)
Proceeds from sale of investments	8,849	4,725
Other	(1,151)	(2,995)
NET CASH USED IN INVESTING ACTIVITIES	(41,858)	(59,736)

CASH FLOWS (USED IN) FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	4,437	242,950
Repayments under revolving credit facilities	(4,518)	(141,438)
Repayments of debt	(29)	(199)
Contingent consideration payments and other	(6,179)	(551)
Proceeds from issuance of common stock	685	663
Dividends paid to shareholders	(15,642)	(12,541)
Distributions to noncontrolling interest	(4,859)	(2,053)
Repurchase of common stock	(33,288)	(501)
Other	25	—
NET CASH (USED IN) FROM FINANCING ACTIVITIES	(59,368)	86,330

Effect of exchange rate changes on cash	2,739	1,726
NET CHANGE IN CASH AND CASH EQUIVALENTS	(135,563)	(216,711)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	559,623	291,223

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$424,060	$74,512

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$559,397	$286,662
Restricted cash, beginning of period	226	4,561
All cash and cash equivalents, beginning of period	$559,623	$291,223

Cash and cash equivalents, end of period	$423,299	$73,783
Restricted cash, end of period	761	729
All cash and cash equivalents, end of period	$424,060	$74,512